Metawave Revises Third Quarter Expectations

  REDMOND, Wash. October 2, 2001 Metawave(R) Communications Corp. (NASDAQ: MTWV), a global provider of smart antenna solutions that increase voice and data capacity for wireless carriers, today announced that it expects actual revenue for the third quarter 2001 to be lower than previously expected. Metawave is therefore revising its guidance for the third quarter ended September 30, 2001 and anticipates that revenues will be in the range of $11- $12 million. In addition, the company is introducing new products and reducing its workforce by 48 employees, representing approximately 15 percent of its workforce. The company expects to report final results for the third quarter after market close on Tuesday, October 23, 2001.

  "We are clearly disappointed by these results," said Bob Hunsberger, chairman and chief executive offer of Metawave. "We had approximately $15 million of orders that we could have shipped but could only get $11-$12 million out the door due to parts shortages and manufacturing test issues affecting our GSM product shipments. In addition, the overall weakness in the US economy continued to hurt our CDMA business."

  In separate news released today, the company announced two new products that will expand its market opportunity. Metawave will deliver its SpotLight(R) 2200 smart antenna system as an integrated offering with the Lucent Flexent(TM) Modular Cell base station to wireless service providers operating in the 850 MHz frequency range. In addition, the company announced a new shared smart antenna product, called SmartShare(TM), and a letter of intent for a SmartShare purchase agreement with a leading tower company. This product utilizes the company's new proprietary Cell Sculpting(TM) technology to allow each operator using SmartShare to have its own antenna pattern and improve its performance over conventional antennas.

  "We are excited about our new product offerings," continued Hunsberger. "They both expand the served market for our smart antenna technology. These new offerings are part of a strategy that has allowed us to reduce our headcount by about 15 percent. We expect the combination of expanded market prospects and reduced expenses will positively affect our future business model."

  In conjunction with this announcement, the company will host a conference call at 2:00 p.m. PDT today (5:00 p.m. EDT). The call will be broadcasted live over the Internet and investors interested in listening to the Web cast should log on to the "Investor Relations" section of the Metawave Web site, www.metawave.com, ten minutes prior to the call. The call will be archived on the Metawave Web site soon after the call is completed. The company will announce its third quarter 2001 results on October 23, 2001.

ABOUT METAWAVE
Metawave(R) Communications Corp. is a global provider of smart antenna solutions that increase voice and data capacity for wireless carriers. The company's SpotLight(R) smart antenna offerings provide operators of CDMA, GSM and next generation 3G wireless networks with cost-effective capacity solutions that improve wireless network performance. Metawave's smart antenna systems have been deployed worldwide by leading wireless providers to meet rapidly increasing demand for wireless voice and data services. Founded in 1995, the company is headquartered in Redmond, Washington, with offices in California, Mexico City, Sao Paulo, Shanghai, Taipei and Texas. For more information, call 1-888-METAWAVE or visit the company's Web site at http://www.metawave.com.

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Metawave(R), SpotLight(R) and SmartShare(TM) are registered trademarks or trademarks of Metawave Communications Corporation. All other registered trademarks or trademarks are the property of their respective holders.

Except for the historical information presented, the matters discussed in this press release may contain forward-looking statements relating to the development of Metawave Communications' products and services, as well as other future events, circumstances, trends, plans and prospects, and are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These are forward looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Actual results may vary significantly from the results expressed or implied in such statements. For example, there are risks associated with developing and deploying new products, such as the risk of customer acceptance and the risk of achieving anticipated performance results. For a discussion of the risks faced by Metawave, please see "Risk Factors" in Metawave's Registration Statement on Form S-1 and other documents filed by Metawave from time to time with the Securities and Exchange Commission.